UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

Science Applications International Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35832	46-1932921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 676-4300

                                         Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SAIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2019, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Science Applications International Corporation (the “Company”) adopted a revised SAIC Executive Severance and Change in Control Policy (the “Policy”) to be effective as of August 1, 2019. The Policy specifies the compensation and benefits payable in connection with certain termination events for eligible executive officers of the Company. The Committee amended the Policy (i) to increase the number of months of payment of certain severance benefits for the Company’s executive officers (other than the Chief Executive Officer) designated under Section 16 of the Securities Exchange Act of 1934, as amended, in the event of a non-change in control termination from 15 to 18 months and (ii) to provide for the payment of certain severance benefits for the Company’s customer group general managers in the event of a change in control or a non-change in control termination.

The foregoing description of the Policy is not complete and is subject to, and qualified in its entirety by, the full text of the Policy, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	SAIC Executive Severance and Change in Control Policy, effective as of August 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: June 7, 2019	By:	/s/ Steven G. Mahon
Steven G. Mahon
Executive Vice President, General Counsel and Corporate Secretary

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